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                                                                  Exhibit (h)(4)

                                                                     _____, 2007

State Street Bank and Trust Company
State Street Financial Center
One Lincoln Street
Boston, MA 02111
Attention: Scott E. Johnson, Vice President
           Theresa B. Dewar, Vice President

     Re: Calamos Investment Trust (the "Fund")

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Calamos Government Money Market Fund.

In accordance with Section 8.6, the Additional Portfolios provision, of the Master Services Agreement dated as of March 15, 2004, by and among each registered management investment company party thereto and State Street Bank and Trust Company, the undersigned Fund hereby requests that State Street Bank and Trust Company act as Agent for Calamos Government Money Market Fund under the terms of the aforementioned contract. In connection with such request, the undersigned Fund hereby confirms to you, as of the date hereof, its representations and warranties set forth in Section 4.2 of the aforementioned contract.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

                                        Sincerely,

                                        CALAMOS INVESTMENT TRUST
                                        on behalf of:
                                        Calamos Government Money Market Fund


                                        By:
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                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY


By:
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Name:
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Title:
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Effective Date: _____, 2007